CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of China Agritech, Inc. of our report dated March 10, 2007 on our audits of the Consolidated Financial Statements of China Agritech, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the results of their Operations and Cash Flows for each of the three years then ended, and the reference to us under the caption “Experts.”

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
November 26, 2007